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                                   EXHIBIT 23

                               CONSENT OF KPMG LLP

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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Provident Financial Services, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-103041 on Form S-8 of Provident Financial Services, Inc. of our report dated January 22, 2003, relating to the consolidated statements of condition of The Provident Bank and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K of Provident Financial Services, Inc. for the year ended December 31, 2002.

Our report refers to The Provident Bank's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002.

                                    /s/ KPMG LLP

Short Hills, New Jersey
March 26, 2003